Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Cannabis Science, Inc.

Colorado Springs, Colorado

We consent to the reference to our Independent Registered Public Accounting Firm Report dated May 3, 2016, on our audit of the financial statements of Cannabis Science, Inc. as of December 31, 2015 and 2014 and for the years then ended, to be incorporated by reference in the Form S-8 to be filed with the Commission on or about September 27, 2016.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

September 27, 2016